UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2018 (June 15, 2018)

GOLDMAN SACHS BDC, INC.

(Exact name of registrant as specified in charter)

Delaware	814-00998	46-2176593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b– 2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On June 15, 2018, Goldman Sachs BDC, Inc. (the “Company”) and Goldman Sachs Asset Management, L.P. (the “Investment Adviser”) entered into a Second Amended and Restated Investment Management Agreement (the “New Investment Management Agreement”). Under the New Investment Management Agreement the management fee payable to the Investment Adviser is calculated at an annual rate of 1.50% (0.375% per quarter) through June 14, 2018 and an annual rate of 1.00% (0.25% per quarter) thereafter, in each case, of the average value of the Company’s gross assets (excluding cash or cash equivalents but including assets purchased with borrowed amounts) at the end of each of the two most recently completed calendar quarters. The other commercial terms of the Company’s investment advisory relationship with the Investment Adviser remain unchanged.

The foregoing description is only a summary of the material provisions of the Investment Management Agreement and is qualified in its entirety by reference to a copy of the Investment Management Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On June 15, 2018, the Company held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders considered three proposals as described in the Company’s proxy statement filed on May 23, 2018. The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of 40,175,405 shares of common stock outstanding on the record date, May 10, 2018. The final results of the voting on the matters submitted to stockholders at the Annual Meeting are set forth below.

Proposal 1: By the vote shown below, the stockholders elected the nominee for Class I director. The Class I director will serve until the 2021 annual meeting of stockholders or until her successor is duly elected and qualified. The election of the nominee required a majority of the votes cast by all stockholders present, in person or by proxy, at the Annual Meeting. Under the Company’s bylaws, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).

Name	Votes For	Votes Against	Abstentions	Broker Non-vote
Susan B. McGee	14,486,008	347,456	0	15,875,886

Proposal 2: By the vote shown below, the stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Approval of Proposal 2 required a majority of the votes by all stockholders present, in person or by proxy, at the Annual Meeting.

Votes For	Votes Against	Abstentions
30,400,775	240,380	68,196

Proposal 3: By the vote shown below, the stockholders approved the application of the reduced asset coverage requirements in Section 61(a)(2) of the Investment Company Act of 1940, as amended, to the Company, which permits the Company to double the maximum amount of leverage that it is permitted to incur by reducing the asset coverage requirement applicable to the Company from 200% to 150%. Approval of Proposal 3 required a majority of the votes cast by all stockholders present, in person or by proxy, at the Annual Meeting.

Votes For	Votes Against	Abstentions	Broker Non-vote
14,052,604	661,566	119,295	15,875,886

Item 8.01 – Other Events.

The special meeting of stockholders of the Company to consider the proposal to authorize the Company, with the approval of the Company’s board of directors, to sell or otherwise issue shares of the Company’s common stock (during the 12 months following such stockholder authorization) at a price below the then-current net asset value per share, provided the number of shares issued does not exceed 25% of its then-outstanding common stock, originally scheduled for June 15, 2018, has been adjourned to July 13, 2018 and will be held at 30 Hudson Street, Jersey City, New Jersey 07302 at 10:00 am. The Company was unable to get enough shares present or represented by proxy in order to constitute a quorum at the original date of the special meeting. Until the Company obtains a quorum for the special meeting, the matter requiring stockholder approval cannot be voted upon.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Second Amended and Restated Investment Management Agreement, dated as of June 15, 2018, between Goldman Sachs BDC, Inc. and Goldman Sachs Asset Management, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS BDC, INC. (Registrant)

Date: June 15, 2018	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer